UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 8, 2007

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On February 8, 2007, an affiliate of DiamondRock Hospitality Company completed its acquisition of (i) the leasehold interest in the Westin Boston Waterfront Hotel (the “Boston Westin Hotel”) (ii) a leasehold interest in 100,000 square feet of retail space adjacent to the Boston Westin Hotel and (iii) an option to acquire a leasehold interest in a parcel of land also adjacent to the Boston Westin Hotel with development rights to build a 320 to 350 room hotel.  The two leasehold interests and the option were acquired from a joint venture operated by several Boston-based real estate developers for a total purchase price of $330.3 million. The ground lease under the Boston Westin Hotel expires on May 26, 2099.

We financed the acquisition with the proceeds of our recent equity offering and cash on hand

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: February 12, 2007	By:	/s/ Michael D. Schecter

Michael D. Schecter
Executive Vice President, General Counsel and Corporate Secretary